UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

Eastman Kodak Company

(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street, Rochester, New York	14650
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 724-4000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2014, the Board of Directors of Eastman Kodak Company (the “Company”) elected John N. McMullen as Chief Financial Officer and Executive Vice President of the Company.  Mr. McMullen will report to Chief Executive Officer Jeff Clarke and succeeds Rebecca A. Roof who has served as the Company’s interim Chief Financial Officer since September 2012.

In connection with Mr. McMullen’s election, the Company entered into an employment agreement with Mr. McMullen (the “Employment Agreement”), with an effective date of employment of June 15, 2014.  Under the Employment Agreement, Mr. McMullen will receive: (1) an annual base salary in the amount of $600,000; (2) a target annual incentive award under the terms of the Company’s Executive Compensation for Excellence and Leadership Plan (the “EXCEL Plan”) in the amount of 75% of his annual base salary, paid only in accordance with the terms of the EXCEL Plan; (3) a grant of $1,000,000 in restricted stock units on the effective date of his employment, vesting in equal amounts on the first, second and third anniversaries of the grant date (June 15, 2014); (4) a target annual equity incentive award in the amount of $1,000,000 under the terms of the Company’s Omnibus Long-Term Incentive Compensation Plan (“Omnibus Plan”), provided only in accordance with the terms of the Omnibus Plan; and (5) termination benefits in the amount of his annual base salary, in the event of termination of employment under certain conditions as set forth in his Employment Agreement.  The Employment Agreement also contains terms and provisions related to competition, non-solicitation of employees and confidential information, customary to similar agreements. The above summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

Prior to joining the Company, Mr. McMullen, age 55, was Senior Vice President of Finance at Hewlett Packard Company, where he was responsible for the company’s global treasury functions, from 2007 to 2013.  From 2002 to 2007, Mr. McMullen served as Vice President of Finance and Chief Financial Officer of Hewlett Packard’s Imaging and Printing Group.  Prior to joining Hewlett Packard, Mr. McMullen was with Compaq Computer Corporation, where he served as Vice President of Finance and Strategy from 2001 to 2002 and where he held various positions in the company’s Finance and Investor Relations departments from 1998 to 2001.  Prior to Compaq Computer Corporation, Mr. McMullen served as the Controller for the Worldwide Products Division at Digital Equipment Corporation, from 1996 to 1998.  Mr. McMullen held various positions in the Finance and Audit departments at Digital Equipment Corporation from 1981 to 1996.  Mr. McMullen has served on the Board of Vocera Communications since 2011, where he is the Chairman of the Audit Committee. He holds a B.A. in Finance with a concentration in Accounting from the University of Massachusetts.

A copy of the press release announcing the election of Mr. McMullen is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibit

99.1	Press release issued by Eastman Kodak Company dated May 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By:  /s/ Patrick M. Sheller

Patrick M. Sheller
Senior Vice President
General Counsel, Secretary & Chief Administrative Officer

Date: May 22, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Eastman Kodak Company dated May 22, 2014.